Teleflex Incorporated Second Quarter 2006 Earnings Conference Call Exhibit 99.1

Conference Call Logistics The release, accompanying slides, and replay webcast available online at www.teleflex.com (click on "Investors") Telephone replay available by dialing 888-286-8010 or for international calls, 617-801-6888, pass code number 97169452

Forward-Looking Statements This presentation and our discussion contain forward-looking information and statements including, but not limited to, such matters as business strategies, market trends, future financial performance, forecast of diluted earnings per share, forecast of cash flow from operations, cost of restructuring actions, gain or loss from divestitures, and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. Please refer to the Company's SEC filings including its most recent Form 10-K. Further historical information including unaudited proforma segment results that reflect discontinued operations is available at www.teleflex.com. This presentation includes certain non-GAAP financial measures. Reconciliation of those measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor, and other product costs along with the segment's selling, engineering, and administrative expenses and minority interest. Unallocated corporate expenses, restructuring and impairment charges, gains or losses on sale of businesses and assets, interest income and expense and taxes on income are excluded from the measure.

Jeff Black Chairman and Chief Executive Officer

Q2 2006 Financial Results at a Glance Revenues: $682.6 million, up 4% Core growth: 4% Income from continuing operations: $36.0 million, or 89 cents per share Income from continuing operations excluding special charges, loss on sale of assets, and tax benefit: $37.3 million, or 92 cents per share Cash flow from operations: $96 million Good progress, positive momentum

Q2 2006 Performance Factors Aerospace Segment revenues and operating profit ahead of expectations All three businesses perform well Commercial Segment revenues increase, operating profit relatively flat on a sequential basis $2 million charge for inventory shortfall Medical Segment good improvement in June Distribution issues largely resolved Backorders shipping Cost actions, facility closures reduce expenses

Second Half Outlook Aerospace Segment: more cargo systems new build revenue, continued revenue growth but mix impact on margins Medical Segment: improvement sequentially through balance of the year Commercial Segment: seasonal downturn in Q3, strong rebound in Q4

Second Half Objectives Execute on Medical Segment operational initiatives Medical IT platform consolidation program Solid execution in Aerospace Segment Operational effectiveness initiatives in Commercial Segment

Teleflex Moving Forward Enhance global presence Expand in new markets Leverage cost-effective manufacturing platforms Invest in new product development Focus on core growth Expand through acquisitions, partnerships New products, new growth platforms, new markets Continue to refine manufacturing platform Remain focused, flexible and cost-effective

Martin Headley Executive Vice President and Chief Financial Officer

Q2 2006 Summary Financial Results 4% core growth Positive core growth in Aerospace and Commercial Segments Aerospace Segment operating income up $5 million year over year Medical Segment - strong late-quarter performance

Q2 2006 Results - Aerospace Segment + Core growth across all three businesses + Strong orders for cargo aftermarket parts in Q2 + Continued solid outlook for balance of 2006 and beyond Higher concentration of cargo systems new build revenue in Q3 Insourcing by key customers (beginning in Q2) Precision manufacturing shipment delays due to supplier issues Note: IGT wind-down revenues in Q2 2005 = $5.5 million

Q2 2006 Results - Medical Segment + Better than expected recovery from operational issues offset modest volume declines and backorder + New product sales + OEM business - good demand for diagnostic/therapeutic devices offset by reduced demand for orthopedic instruments Operational issues Lower volume in surgical instrument market (cardio, ortho)

Q2 2006 Results - Commercial Segment + Rising energy costs and emissions legislation increase demand for alternative fuel systems and auxiliary power units + Katrina repairs continue to drive demand for heavy duty rigging and cable + Good demand for automotive products in North America and Asia Mix issues related to higher volumes for automotive and certain industrial products $2 million charge for inventory shortfall

Asset Velocity Significant improvement in Q2 Asset velocity 16.1% at quarter end Note: Asset velocity is working capital (excluding cash, debt, and deferred taxes) as a percentage of annualized quarterly sales

Cash Flow Second quarter cash flow from operations - solid rebound from first quarter low First quarter inventory and receivables spike in Aerospace Segment beginning to dissipate On target to hit 2006 cash flow from operations forecast of $300 million

Strong Balance Sheet for Future Growth Strong well capitalized balance sheet

Teleflex 2006 Outlook Diluted earnings per share from continuing operations before restructuring and impairment charges, gain or loss on sale of assets and tax benefit: $3.75 to $3.90 Increase reflects lower expected tax rate in second half Restructuring charges and gain or loss on sale of assets: 45 to 55 cents per fully diluted share Tax benefit: $4.8 million or 12 cents per fully diluted share Operating cash flow approaching $300 million Note: Non-cash expense related to accounting for stock options of $7 to $8 million pre-tax, or 12 to 14 cents per fully diluted share

Stock Buyback Update Authorization in place for a total of $140 million Stock buyback program extended to January 2007 Significant investment in stock buyback program to date 1,312,800 shares purchased $82.7 million invested

Continue to improve Medical Segment execution Maintain consistent execution in Commercial Segment Continue to capitalize on cyclical upturn in Aerospace Segment Manage through seasonality in Q3 Invest in stock buyback program Expand acquisition pipeline Second Half 2006 Objectives

Question and Answer Session

Appendix A - Summary from Continuing Operations, 2006

Appendix B - Summary from Continuing Operations, 2005

Appendix C - Reconciliation of Net Debt to Total Capital

Appendix D - Reconciliation of EPS Guidance to GAAP Guidance before special charges and gain or loss Special charges and gain or loss on sale of assets Tax benefit Net earnings per share $3.75 - $3.90 $ 0.55 - $ 0.45 $0.12 $3.32 - $3.57